SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D. C.  20549
                  ___________________________

                           FORM 8-K/A

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 1997

                 Commission file number 1-10869


                     UNIQUE MOBILITY, INC.
     (Exact name of Registrant as Specified in Its Charter)



Colorado                                               84-0579156
(State or Other Jurisdiction of
Incorporation or Organization)          (I.R.S. Employer Identification Number)



425 Corporate Circle, Golden, Colorado                             80401
(Address of Principal Executive Offices)                         (Zip Code)



                          (303) 278-2002
       Registrant's Telephone Number, Including Area Code

          Item 2.   Acquisition or Disposition of Assets

Unique Mobility, Inc. (the Registrant) hereby amends its current report on Form 8-K originally filed with the Securities and Exchange Commission (the Commission) on January 20, 1998, describing the acquisition by the Registrant of all of the issued and outstanding shares of common stock of Aerocom Industries, Inc.

          Item 7.   Financial Statements and Exhibits

The following financial statements, pro forma financial information, and exhibits are filed as part of this report:

     (a)  Financial Statements of Businesses Acquired

          Financial Statements of Aerocom Industries, Inc.

                        Independent Auditors Report
                        Balance Sheets - December 31, 1997 and 1996
                        Statements of Operations for the years ended
                          December 31, 1997 and  1996 .
                        Statements of Stockholders' Equity for the years ended
                          December 31, 1997 and 1996
                        Statements of Cash Flows for the years ended
                          December 31, 1997 and 1996.
                        Notes to Financial Statements

               (b)  Pro Forma Financial Statements

                        Unaudited Pro Forma Consolidated Balance Sheet -
                          December 31, 1997
                        Unaudited Pro Forma Consolidated Statement of
                          Operations for the nine months ended December 31, 1997
                        Unaudited Pro Forma Consolidated Statement of
                          Operations for the year ended March 31, 1997
                        Notes to Unaudited Pro Forma Consolidated Financial
                          Statements

                     Aerocom Industries, Inc.

                       Financial Statements

                    December 31, 1997 and 1996

                   Independent Auditors Report



The Board of Directors and Stockholders
Aerocom Industries, Inc.:


We have audited the accompanying balance sheets of Aerocom Industries, Inc. as of December 31, 1997 and 1996, and the related statements of operations, stockholders equity, and cash flows for each of the years in the two-year period ended December 31, 1997. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards.Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aerocom Industries, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1996, in conformity with generally accepted accounting principles.









Denver, Colorado
January 23, 1998

AEROCOM INDUSTRIES, INC.
Balance Sheets
December 31, 1997 and 1996
-------------------------------------------------------------------



Assets                                                  1997          1996

Current assets:
    Cash and cash equivalents                     $      -            6,422
    Accounts receivable                               348,815       269,908
    Other receivables                                  20,602       125,477
    Inventories (note 2)                              159,820        84,835
    Prepaid expenses                                    3,106         5,051
    Deferred tax asset (note 5)                          -          134,415

           Total current assets                       532,343       626,108

    Property and equipment, at cost (note 3):
       Transportation equipment                        27,601        27,601
       Machinery and equipment                      2,691,003     3,054,317
                                                    2,718,604     3,081,918
       Less accumulated depreciation               (1,695,148)   (1,794,895)

           Net property and equipment               1,023,456     1,287,023

           Total assets                           $ 1,555,799     1,913,131

Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable                              $   541,016       510,498
    Other current liabilities                          88,928        66,378
    Current portion of stockholders' loans
       (note 4)                                       123,000        47,115
    Current portion of long-term debt (note 3)        118,986       763,399

            Total current liabilities                 871,930     1,387,390

    Stockholders' loans (note 4)                         -           60,000
    Long-term debt, less current portion (note 3)     392,534       502,819
    Deferred tax liability (note 5)                    44,324        70,805

            Total liabilities                       1,308,788     2,021,014

Stockholders' equity:
    Common stock, no par value, 4,000,000
      shares authorized; 115,000 shares
      issued and outstanding                           32,714        32,714
    Accumulated earnings (deficit)                    214,297      (140,597)

            Total stockholders' equity                247,011      (107,883)

Commitments (notes 3 and 7)

                                                  $ 1,555,799     1,913,131


See accompanying notes to financial statements.

AEROCOM INDUSTRIES, INC.
Statements of Operations
Years Ended December 31, 1997 and 1996
-------------------------------------------------------------------



                                                       1997          1996
Revenue-
   Product sales (note 6)                         $ 1,821,113     1,328,329

Operating costs and expenses:
   Costs of revenue                                 1,485,362     1,471,007
   General and administrative                         244,980       230,884
                                                    1,730,342     1,701,891

       Operating income (loss)                         90,771      (373,562)

Other income (expense):
   Interest expense                                   (76,208)     (151,922)
   Gain on sale of asset                              471,799        79,582
                                                      395,591       (72,340)

       Net income (loss) before taxes                 486,362      (445,902)

Income tax (expense) benefit                         (131,468)      124,299

       Net income (loss)                          $   354,894      (321,603)

Net income (loss) per common share                     $3.09        ($2.87)

Weighted average number of shares of common
 stock outstanding                                    115,000       112,008


See accompanying notes to financial statements.

AEROCOM INDUSTRIES, INC.
Statements of Stockholders' Equity
Years Ended December 31, 1997 and 1996
-------------------------------------------------------------------

                                Number of             Retained
                                 common               earnings        Total
                                 shares     Common  (accumulated stockholders'
                                 issued      stock     deficit)      equity

Balance at December 31, 1995     112,000   $ 23,174     181,006       204,180

Issuance of common stock for
  employee compensation            3,000      9,540        -            9,540
Net loss                            -          -       (321,603)     (321,603)

Balances at December 31, 1996    115,000     32,714    (140,597)     (107,883)

Net income                          -          -        354,894       354,894

Balances at December 31, 1997    115,000   $ 32,714     214,297       247,011


See accompanying notes to financial statements.

AEROCOM INDUSTRIES, INC.
Statements of Cash Flows
Years Ended December 31, 1997 and 1996
-------------------------------------------------------------------



                                                       1997          1996
Cash flows from operating activities:
  Net loss                                          $ 354,894      (321,603)
  Adjustments to reconcile net loss to
    net cash used by operating activities:
       Depreciation and amortization                  294,322       498,824
       Gain on sale of asset                         (471,799)      (79,582)
       Deferred tax benefit                           107,934      (101,798)
       Change in operating assets and liabilities:
          Accounts receivable                         (78,907)       16,250
          Accounts receivable-other                   104,875      (114,142)
          Inventories                                 (74,985)       43,302
          Prepaid expenses and other current assets     1,945         1,542
          Accounts payable                             10,518       169,709
          Other current liabilities                    22,550        30,385

               Net cash provided by operating
                 activities                           271,347       142,887

Cash flows from investing activities:
  Acquisition of property and equipment              (324,516)      (32,102)
  Proceeds from sale of equipment                     848,560       150,000

               Net cash provided by investing
                 activities                           524,044       117,898

Cash flows used in financing activities:
  Repayment of debt                                  (801,813)     (286,576)
  Issuance of common stock                               -            9,540

               Net cash used in financing
                 activities                          (801,813)     (277,036)

               Decrease in cash and cash
                 equivalents                           (6,422)      (16,251)

Cash and cash equivalents at beginning of the year      6,422        22,673

Cash and cash equivalents at end of the year        $    -            6,422

Supplemental cash flow information:
  Interest paid                                     $  84,530       136,456

  Income tax received                               $ (25,477)       (8,359)

Non-cash financing activities:
   During fiscal 1997, the Company acquired $83,000 in machinery and equipment in exchange for stockholders loans of $63,000 and the incurrence of 20,000 in other payables.


See accompanying notes to financial statements.

AEROCOM INDUSTRIES, INC.
Notes to Financial Statements
December 31, 1997 and 1996
-------------------------------------------------------------------


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  General Business

         Aerocom Industries, Inc. (the Company), a Colorado corporation incorporated in 1989, provides contract grinding services to companies in the aerospace and commercial industries throughout the United States. The Company is not dependent on any one particular industry or geographical area, however, a significant portion of the Company's revenues are derived from a few key customers (see note 6). The Company's primary vendor is a related party (see note 4).

         On January 16, 1998, the Company was acquired by Unique Mobility, Inc., a publicly traded entity, through the purchase of all of the outstanding common stock of the Company. Under the acquisition agreement, the Company will receive an additional $500,000 in cash to be used for both capital and working capital purposes. It is currently believed that the Company will continue to provide the same services, in the same areas discussed above.

         The accompanying financial statements do not reflect the impact, if any, from the acquisition.

     (b)  Cash Equivalents

         The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

     (c)  Inventory

         Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method. Inventories consist of partially completed ground gears and completed parts. The majority of inventory is work-in-progress.

     (d)  Property and Equipment

         Property and equipment are stated at cost. Normal repairs and maintenance are charged to expense as incurred. Depreciation is computed using the straight-line method, primarily over five years.

     (e) Long-Lived Assets

         In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (SFAS 121). SFAS 121 requires impairment losses to be recorded on long-lived assets and certain identifiable intangibles used in operations when indicators of impairment are present and the undiscounted future cash flows (without interest charges) estimated to be generated by those assets are less than the assets' carrying amount. Impairment is measured by the excess of the assets' carrying amount over fair value. SFAS 121 also requires that long-lived assets and certain identifiable intangibles that are expected to be disposed of be reported at the lower of the carrying amount or fair value less costs to sell. The Company adopted SFAS 121 in 1996 and the adoption of SFAS 121 did not have an effect on the Company's financial statements.

AEROCOM INDUSTRIES, INC.
Notes to Financial Statements, Continued
-------------------------------------------------------------------


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     (f)  Income Taxes

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (g)  Income (Loss) Per Common Share

         Income (loss) per common share is based on the weighted average number of shares of common stock outstanding during each year. The Company has no common stock equivalents.

     (h)  Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (i)  Reclassifications

         Certain classifications were made to the financial statements for prior periods to conform to the December 31, 1997 presentation.

AEROCOM INDUSTRIES, INC.
Notes to Financial Statements, Continued
-------------------------------------------------------------------


(2) Inventories

    Inventories at December 31, consists of:

                                                       1997          1996

               Raw materials                        $   5,909          -
               Work in process                        153,911        54,129
               Finished products                         -           30,706

                                                    $ 159,820        84,835

(3)  Long-Term Debt

     Long-term debt at December 31, consists of:       1997          1996

     A $700,000 note payable to bank, in
       monthly installments with interest at a
       fixed interest rate of 10.05% (10.05% at
       December 31, 1996); matures November 30,
       2001; secured by equipment and guaranteed
       by the two majority stockholders             $ 511,520      610,473
     An $877,579 note payable to bank, in
       monthly installments with interest at
       9.5%; the entire outstanding balance
       of this note was paid in March 1997 with
       the proceeds received from the sale of a
       piece of equipment.  This note is
       classified as current at December 31, 1996        -         655,745

                 Total long-term debt                 511,520    1,266,218

       Less current portion                          (118,986)    (763,399)

                 Long-term debt, less current
                   portion                          $ 392,534      502,819

       The loan agreement dated November 2, 1995, which encompasses these two loans, requires the Company to comply with various financial and operating covenants. As of December 31, 1997 and 1996, the Company was not in compliance with certain debt covenants. The secured lender has waived the covenant defaults for the years ended December 31, 1997 and 1996.

       The annual aggregate maturities of long-term debt are as follows:

                         1998            $ 118,986
                         1999              121,893
                         2000              134,723
                         2001              135,918

                                         $ 511,520

AEROCOM INDUSTRIES, INC.
Notes to Financial Statements, Continued
-------------------------------------------------------------------


(4)  Related Party Transactions

     Stockholders' Loans

     As of December 31, 1996, the Company had two notes payable to a stockholder. The outstanding balances on these notes were $30,625 and $60,000, bearing interest of 8% and 12% per annum, respectively. The $30,625 note was paid off in 1997. The $60,000 note is due April 16, 1998. Both notes are unsecured.

     As of December 31, 1996, the Company had a note payable to another stockholder. The outstanding balance on this note was $16,490 and bears interest at 8% per annum. The note was paid off in 1997.

     As of December 31, 1997, the Company had three notes payable to a stock holder. The outstanding balances on these notes were $25,000, $18,000 and $60,000, bearing interest of 8%, 8% and 12% per annum, respectively. The $25,000 note is due January 31, 1998, the $18,000 note is due October 2, 1998, and the $60,000 note is due April 16, 1998. The $25,000 and $18,000 notes are secured by machinery and equipment with a net book value of $83,000. The $60,000 note is unsecured.

     As of December 31, 1997, the Company had a note payable to another stockholder. The outstanding balance on this note was $20,000 and bears interest at 8% per annum. The note is due June 3, 1998, and is secured by machinery and equipment with a net book value of $83,000.

     Accrued liabilities as of December 31, 1997 and 1996 includes interest payable to stockholders on stockholder loans of $13,987 and $10,123, respectively.

     Payables and Purchases

     One of the Company's primary vendors is managed by the Company's majority stockholders. As of December 31, 1997 and 1996, outstanding payables to this vendor were $345,705 and $438,623, respectively. $204,900 of the December 31, 1996 accounts payable balance was paid during 1997 with proceeds from the sale of a piece of equipment.

     During 1997 and 1996 the Company incurred expenses to this related vendor of $342,863 and $275,150, respectively, for rent, administrative support, purchase of grinding wheels and repairs and maintenance of its machinery and equipment. The Company's lease of its premises from the related vendor is on a month-to-month basis, and totaled $55,920 in both 1997 and 1996.

     The Company borrowed $35,000 during 1996 from a company primarily owned by the Company's majority stockholders. The Company repaid this loan by paying certain payroll and freight costs for the company. At December 31, 1996, the Company owed the company $9,200.

AEROCOM INDUSTRIES, INC.
Notes to Financial Statements, Continued
-------------------------------------------------------------------


(5)  Income Taxes

     Income tax expense (benefit) attributable to income from operations consists of:

                                          Current      Deferred      Total
         Year ended December 31, 1997:
           Federal                       $ 20,482        93,943     114,425
           State and local                  3,052        13,991      17,043

                                         $ 23,534       107,934     131,468

         Year ended December 31, 1996:
           Federal                       $(20,869)      (87,824)   (108,693)
           State and local                   -          (15,606)    (15,606)

                                         $(20,869)     (103,430)   (124,299)

     Income tax expense (benefit) attributable to income from operations differed from the amounts computed by applying the statutory U.S. federal income tax rate of 34 percent to pretax income from operations as a result of the following:

                                                       1997          1996

         Computed expected tax expense (benefit)    $ 165,363      (151,607)
         Increase (reduction) in income taxes
           resulting from:
             State income tax, net of federal
               income tax benefit                      17,043       (15,606)
             Graduated tax rate differential
               between statutory and applicable
               federal rate                           (51,088)       46,819
             Other, net                                   150        (3,905)

                                                    $ 131,468      (124,299)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 and 1996 are presented below:

                                                       1997          1996
         Deferred tax assets-
           net operating loss carryforwards         $   -           134,415

                    Total gross deferred tax
                      assets                            -           134,415

           Less valuation allowance                     -              -

                    Net deferred tax assets             -           134,415

         Deferred tax liabilities-
           plant and equipment, due to differences
             in depreciation rates                   (44,324)       (70,805)

                    Net deferred tax asset
                      (liability)                   $(44,324)        63,610

AEROCOM INDUSTRIES, INC.
Notes to Financial Statements, Continued
-------------------------------------------------------------------


     There was no valuation allowance for deferred tax assets as of December 31, 1996. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. There were no deferred tax assets or net operating loss carryforwards for federal income tax purposes as of December 31, 1997.

(6)  Significant Customers

     The Company has historically derived significant revenues from a few key customers. The customers from which this revenue has been derived and the percentage of this revenue as a percentage of total revenue is summarized as follows:

                                                  Year Ended December 31,
                                                    1997           1996

          Customer A                           $   689,309         67,264
          Customer B                               306,896        174,521
          Customer C                               180,685        220,751

                                               $ 1,176,890        462,536

          Percentage of revenue                      65%            35%

     These customers, in total, also represent 46% and 48% of total accounts receivable at December 31, 1997 and 1996, respectively. Sales with all customers, including significant customers, are generated from purchase orders from those customers in the ordinary course of business. None of the Company's customers are contractually bound to maintain their current purchasing levels.

(7)  Events Subsequent to Date of the Auditors' Report (Unaudited)

     Subsequent to the date of the auditors' report, the Company entered into various contracts to purchase vacant land and construct a new manufacturing facility in Colorado. The land was purchased under two separate contracts for an aggregate value of $181,500. The construction contract provides for the erection of a 25,000 square foot manufacturing facility at a cost not to exceed $850,000. The facility is expected to be completed in June 1998.

     These commitments will be met through cash provided by Unique Mobility, Inc. and additional financing from third party institutions.

UNIQUE MOBILITY, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidaed balance sheet assumes that the acquisition of Aerocom Industries, Inc. occurred on December 31, 1997, and includes the December 31, 1997, unaudited historical balance sheets of Unique Mobility, Inc. and Aerocom Industries, Inc. adjusted for the pro forma effects of this acquisition. The following unaudited pro forma consolidated statement of operations for the year ended March 31, 1997, and the nine months ended December 31, 1997, assumes that the acquisition of Aerocom Industries, Inc. had occurred on April 1, 1996 and April 1, 1997, respectively, and include the historical unaudited consolidated statement of operations for Unique Mobility, Inc. for the year ended March 31, 1997, and the nine months ended December 31, 1997 adjusted for the pro forma effects of the acquisition.

The unaudited pro forma consolidated statements of operations are not necessarily indicative of the results of operations that would actually have occurred if the transaction had been consummated as of April 1, 1996 and April 1, 1997, respectively. These statements should be read in conjunction with the historical financial statements, and related notes thereto of Unique Mobility, Inc. in its annual report on Form 10-K and Aerocom Industries, Inc. financial statements included herein.

                         UNIQUE MOBILITY, INC. AND SUBSIDIARIES
                     Unaudited Pro Forma Consolidated Balance Sheet
                                    December 31, 1997

                                                                    Historical
                                                                                                      Pro Forma     Pro Forma
Assets                                             Unique Mobility, Inc.  Aerocom Industries, Inc.   Adjustments   Consolidated

Current Assets:
     Cash and cash equivalents                        $  3,474,700                -                 (1) (337,702)    3,136,998
     Accounts receivable and other receivables             341,306             369,417                                 710,723
     Cost and estimated earnings in excess
       of billings on uncompleted contracts                758,431                -                                    758,431
     Inventories                                           409,879             159,820                                 569,699
     Prepaid expenses                                       61,286               3,106                                  64,392
     Other current assets                                  301,766                -                                    301,766

        Total current assets                             5,347,368             532,343                  (337,702)    5,542,009

Property and equipment, at cost:
     Land                                                  335,500                -                                    335,500
     Building                                            1,438,090                -                                  1,438,090
     Molds                                                 102,113                -                                    102,113
     Transportation equipment                              301,719              27,601           (1) (2) (27,601)      301,719
     Machinery and equipment                             2,377,760           2,691,003           (1) (2) 121,051     5,189,814
                                                         4,555,182           2,718,604                    93,450     7,367,236
     Less accumulated depreciation                      (2,025,355)         (1,695,148)         (1)(3) 1,695,148    (2,025,355)

       Net property and equipment                        2,529,827           1,023,456                 1,788,598     5,341,881

Investment in Taiwan joint venture                       2,499,787                                          -        2,499,787

Other investments                                        1,000,000                -                         -        1,000,000

Patent and trademark costs, net of
   accumulated amortization of $57,048
   and $45,551                                             616,407                -                                    616,407

Other assets                                                   850                -            (1)(4) 1,297,087      1,297,937

                                                      $ 11,994,239           1,555,799                2,747,983     16,298,021

See accompanying notes to unaudited pro forma consolidated financial statements.

                          UNIQUE MOBILITY, INC. AND SUBSIDIARIES
                 Unaudited Pro Forma Consolidated Balance Sheet, Continued
                                     December 31, 1997

                                                                   Historical
                                                                                                     Pro Forma     Pro Forma
Liabilities and Stockholders' Equity               Unique Mobility, Inc.  Aerocom Industries, Inc.   Adjustments  Consolidated

Current liabilities:
     Accounts payable                               $     143,654             541,016                                 684,670
     Other current liabilities                            657,151              88,928                                 746,079
     Current portion of long-term debt                     48,419             241,986                                 290,405
     Billings in excess of costs and estimated
        earnings on uncompleted contracts                   4,590                -                                      4,590
          Total current liabilities                       853,814             871,930                               1,725,744
     Deferred tax liability                                 -                  44,324               (1) (44,324)        -0-
     Long-term debt, less current portion                 689,703             392,534                               1,082,237

            Total liabilities                           1,543,517           1,308,788                   (44,324)    2,807,981
Minority interest in consolidated subsidiary              393,254                -                                    393,254

Stockholders' equity
     Common Stock                                         142,230              32,714                (1)(28,999)      145,965
     Additional paid-in capital                        30,168,853                -                 (1)3,035,603    33,204,456
     Accumulated deficit                              (20,067,345)            214,297               (1)(214,297)  (20,067,345)
     Notes receivable from officers                      (56,832)                -                                    (56,832)
     Cumulative translation adjustment                   (129,438)             -                                     (129,438)

          Total stockholders' equity                   10,057,468             247,011                 2,792,307    13,096,786




                                                     $ 11,994,239           1,555,799                 2,747,983    16,298,021





See accompanying notes to unaudited pro forma consolidated financial statements.

                          UNIQUE MOBILITY, INC. AND SUBSIDIARIES
                 Unaudited Pro Forma Consolidated Statement of Operations
                        For the Nine Months Ended December 31, 1997


                                                                  Historical
                                                                                                      Pro Forma     Pro Forma
                                                 Unique Mobility, Inc.  Aerocom Industries, Inc.     Adjustments  Consolidated
Revenue:
     Contract services                              $  2,333,718               -                                    2,333,718
     Product sales                                       494,594          1,451,127                                 1,945,721
  2,828,312                                            1,451,127          4,279,439
Operating Costs and expenses:
      Cost of contract services                        2,197,878               -                                    2,197,878
      Cost of product sales                              356,625          1,155,094                (2) 268,290      1,780,009
      Research and development                           486,643               -                                      486,643
      General and administrative                       1,264,920            183,377                                 1,448,297
      Depreciation and amortization of
        intangible assets                                   -                  -                    (4) 48,640        48,640
      Royalty                                             13,572                                          -           13,572
                                                       4,319,638          1,338,471                    316,930     5,975,039

     Operating earnings (loss)                        (1,491,326)           112,656                   (316,930)   (1,695,600)

Other income (expense):
      Interest income                                    148,487               -                                     148,487
      Interest expense                                   (58,885)           (47,042)                                (105,927)
      Equity in loss of Taiwan joint venture             (82,296)              -                                     (82,296)
      Minority interest share of earnings
          of consolidated subsidiary                     (52,980)              -                                     (52,980)
      Other                                                2,019               -                                       2,019
                                                         (43,655)           (47,042)                                 (90,697)

             Net income (loss) before tax             (1,534,981)            65,614                   (316,930)    (1,786,297)
     Income tax expense                                     -               (17,716)                 (7)17,716          -0-
     Net income (loss)                              $ (1,534,981)            47,898                   (299,214)    (1,786,297)

             Net income (loss) per common share-
                 basic and diluted                       (.11)                                                        (.13)

Weighted average number of shares of common
     of common stock outstanding                      13,667,499                                                   14,039,054

See accompanying notes to unaudited pro forma consolidated financial statements.

                          UNIQUE MOBILITY, INC. AND SUBSIDIARIES
                 Unaudited Pro Forma Consolidated Statement of Operations
                             for the Year Ended March 31, 1997



                                                                 Historical
                                                                                                      Pro Forma    Pro Forma
                                                Unique Mobility, Inc.  Aerocom Industries, Inc.      Adjustments  Consolidated
Revenue:
      Contract services                              $ 1,804,855               -                                    1,804,855
      Product sales                                      546,904          1,374,045                                 1,920,949
                                                       2,351,759          1,374,045                                 3,725,804
Operating costs and expenses:
      Costs of contract services                       1,395,510               -                                    1,395,510
      Costs of product sales                             475,189          1,413,489                (2)  357,720     2,246,398
      Research and development                         1,570,622               -                                    1,570,622
      General and administrative                       1,451,302            235,628                                 1,686,930
      Depreciation and amortization of
        intangible assets                                   -                  -                     (4) 64,854        64,854
      Royalty                                             10,938               -                                       10,938
                                                       4,903,561          1,649,117                     422,574     6,975,252

         Operating loss                               (2,551,802)          (275,072)                   (422,574)   (3,249,448)

Other income (expense):
      Interest income                                    122,170               -                                      122,170
      Interest expense                                  (195,722)          (141,044)                                 (336,766)
      Equity in loss of Taiwan joint venture             (52,602)              -                                      (52,602)
      Minority interest share of earnings
          of consolidated subsidiary                     (68,537)              -                                      (68,537)
      Other                                                7,926            544,212                (6) (544,212)        7,926
                                                        (186,765)           403,168                    (544,212)     (327,809)

         Net income (loss) before tax                 (2,738,567)           128,096                    (966,786)   (3,577,257)
         Income tax expense                                 -               (34,586)                 (7) 34,586         -0-
         Net income (loss)                          $ (2,738,567)            93,510                    (932,200)   (3,577,257)

         Net income (loss) per common share-
             basic and diluted                           (.24)                                                        (.30)

Weighted average number of shares
     of common stock outstanding                      11,575,969                                                   11,947,524

See accompanying notes to unaudited pro forma financial statements.

              UNIQUE MOBILITY, INC. AND SUBSIDIARIES
  Notes to Unaudited Pro Forma Consolidated Financial Statements
                        December 31, 1997


     (A)  Basis of Presentation

          The accompanying Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1997, includes historical balances, adjusted for the pro forma effects of the Aerocom acquisition completed subsequent to December 31, 1997, and assumes that the acquisition occurred on December 31, 1997. The Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended December 31, 1997, include the unaudited historical results of operations for Unique Mobility, Inc. and Aerocom Industries, Inc. for the nine months ended
          December 31, 1997, adjusted for the pro forma effects of the acquisition assuming the acquisition occurred on April 1, 1996. The nine month results of Aerocom Industries, Inc. were computed by deducting the unaudited three month results of operations ended
          March 31, 1997 from the audited results of operations for the year ended December 31, 1997.

          The Unaudited Pro Forma Consolidated Statements of Operations for the year ended March 31, 1997, include the audited historical results of operations for the five months ended March 31, 1997 and the unaudited historical results for the seven months ended October 31, 1996 of Unique Mobility, Inc., and the unaudited historical results of operations for the year ended March 31, 1997 of Aerocom Industries, Inc., adjusted for the pro forma effects of the acquisition assuming the acquisition occurred on April 1, 1996. The twelve month results of operations of Aerocom Industries, Inc. were computed by deducting the unaudited three month results of operations for the three months ended March 31, 1996 from the audited results of operations for the year ended December 31, 1996 and adding the unaudited results of operations for the three months ended March 31, 1997.

              1) The acquisition price of Aerocom of $3,377,020 was satisfied by the payment of $337,702 in cash and the issuance of 371,555 shares of the common stock of Unique Mobility, Inc. at an average closing price of $8.18 per share. The acquisition will be accounted for as a purchase. The allocation of the purchase price is as follows:

           Purchase Price                                      $ 3,377,020
           Net book value of assets acquired                      (247,011)
           Less deferred taxes                                     (44,324)
           Excess of purchase price over net assets acquired   $ 3,085,658

           Allocation of excess of purchase price over
                          net assets acquired:

           Net property and equipment                         $ 1,788,598
           Goodwill                                             1,297,087
                                                              $ 3,085,658

       2) To record the fair value of assets acquired and record depreciation expense on property and equipment based on a five-year estimated useful life.

               UNIQUE MOBILITY, INC. AND SUBSIDIARIES
Notes to Unaudited Pro Forma Consolidated Financial Statements, Continued
                        December 31, 1997


       3) To adjust Aerocom's fixed assets to fair value by eliminating accumulated depreciation.

       4) To record the excess of acquisition cost over the fair value of net assets acquired and record amortization based on a 20-year estimated useful life.

       5) To adjust deferred tax liability in the recording of the purchase entries which will be offset by fully reserved deferred tax assets of Unique relating to carryforward net operating losses.

       6) To eliminate gain on fixed assets that would not result when assets are recorded to fair value on acquisition.

       7) To eliminate tax expense that would be offset by available net operating losses of Unique Mobility, Inc. which have not been recognized.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Unique Mobility, Inc.
                                            Registrant

Date:  March 16, 1998                       By: /s/ Donald A. French
                                            Donald A. French
                                            Treasurer and Controller
                                            (Principal Financial and
                                            Accounting Officer)